Exhibit 10.3

                    PERFORMANCE-BASED ANNUAL INCENTIVE AWARDS
                           FOR CHIEF EXECUTIVE OFFICER
                          AND CHIEF INVESTMENT OFFICER

The Compensation Committee of Westwood Holdings Group, Inc. (the "Company") and the stockholders of the Company have approved performance-based annual incentive awards ("Annual Incentive Awards") for the Company's Chief Executive Officer and Chief Investment Officer, as follows:

         o For the 2006 fiscal year, and for each subsequent year until revised by the Compensation Committee ("Committee"), the Chief Executive Officer's Annual Incentive Award will equal not more than 3% of the Company's adjusted pre-tax income (subject to the Committee's discretion to reduce the amount of the Annual Incentive Award to less than the 3% formula amount).

         o For the 2006 fiscal year, and for each subsequent year until revised by the Compensation Committee, the Chief Investment Officer's Annual Incentive Award will equal not more than 8% of the Company's adjusted pre-tax income (subject to the Committee's discretion to reduce the amount of the Annual Incentive Award to less than the 8% formula amount).

         o "Adjusted pre-tax income" will be determined based on the Company's audited financial statements as the Company's income before income tax, increased by (i) the expense incurred for the year for the Annual Incentive Awards to the Chief Executive Officer and Chief Investment Officer, (ii) the expense incurred for the year for Performance-Based Restricted Stock Awards to the Chief Executive Officer and Chief Investment Officer and (iii) the expense incurred for the year for incentive compensation for all of the Company's other employees.

         o The Annual Incentive Awards will be paid only following certification by the Committee of the amounts earned in accordance with the formula, and each officer, as a condition to receiving payment of his or her award, shall be required to remain employed by the Company on the payment date, which shall be no later than March 15 of the next fiscal year.